This presentation contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect our current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and financial position; (ii) changes in the market for our products and services; (iii) our plans to expand market share, including planned investments and partnerships; (iv) anticipated business objectives; and (v) the strength of our business model. These statements may be preceded by, followed by, or include the words “anticipate,” “believe,” “envision,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “seek,” “target,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other things, our ability to: (i) compete effectively within our industry and attract and retain members; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our (vi) manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; (vii) address unexpected increases in the frequency or severity of claims; (viii) comply with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (ix) manage risks associated with being a controlled company; and (x) successfully defend any litigation, government inquiries and investigations. The forward-looking statements herein represent our judgment as of the date of this release and we disclaim any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This presentation should be read in conjunction with the information included in our filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation.

* Hagerty shared the initial 2023 Outlook on the fourth quarter 2022 earnings call on March 14, 2023. 1 See Appendix for additional information regarding this non-GAAP financial measure. 2023 OUTLOOK (AS OF 3/14/2023)* 2023 RESULTS Total Revenue Growth 22% - 26% +27% Written Premium growth 11% - 13% +17% Deliver an unmatched Marketplace experience na +109% Drive Membership revenue na +16% Significantly improve profitability: Net Income $(20)M - $0M $28M Adjusted EBITDA1 $40M - $60M $88M

Total Revenue growth of 27% Commission and Fee growth of 19% Written Premium growth of 17% » Launched State Farm partnership in four states » Added 254,000 new customers » Received financial strength rating of A- (Excellent) from AM Best Marketplace growth of 109% Significantly improved profitability » Improved operating margin by 960 bps » Net Income1 of $28 million compared to $2 million » Adjusted EBITDA2 of $88 million compared to $(2) million 1 Net Income in the prior year period included a $35 million revaluation gain and a $42 million change in fair value of warrant liabilities. 2 See Appendix for additional information regarding this non-GAAP financial measure.

» Hagerty Marketplace was created by a proven leadership team to help consumers buy, sell, and finance collector cars. » Provide an unmatched online and live Marketplace experience for consumers by serving as the trusted brand for auto enthusiasts, offering certification services, title and escrow, financing options and other high-value services that differentiate our product from competitors. » Large and growing market opportunity with over 300,000 cars transacting for ~$14 billion through Hagerty’s insurance book during 2023. » During 2023, Marketplace delivered $29 million in revenue from live auctions, time-based online auctions, brokered private sales, as well as financing. » Entered into revolving credit agreement with an aggregate borrowing capacity of $75 million for asset- based lending program. » Other material opportunities include insurance sales and Hagerty Drivers Club (HDC) memberships.

» Began activating State Farm agents to offer State Farm Classic+ policies and Hagerty Drivers Club in four initial states in September of 2023 » 480,000+ existing collector car policies plus HDC enrollment possible on new insurance policies sold by State Farm’s ~19,000 agents » State Farm aligned in the success of the 10-year commercial partnership with an initial $500 million investment in Hagerty in 2021 as well as an additional $50 million investment in June of 2023 and $25 million long-term financing for Hagerty Re

Key 2024 business priorities include: » Further improve loyalty to drive renewals and referrals » Enhance member experience in a cost effective and efficient way » Build Hagerty Marketplace into the most trusted and preferred place to buy, sell and finance collector cars » Expand insurance offerings, particularly in the post- 1980s collectible space

1 See Appendix for additional information regarding this non-GAAP measure.

1 Includes base commissions, payment plan fees and contingent underwriting commissions. 2 Currently applies to U.S. and U.K. programs. Generally described as an arrangement where underwriting risk and profit is shared proportionately. Total Revenue Commission + fee revenue (+19%) » Written premium growth of 17% » Policies in Force retention of 89% Membership, marketplace + other revenue (+33%) » Membership revenue growth of 16% » Marketplace revenue growth of 109% » 80% of new insurance customers joined Hagerty Drivers Club (HDC) Earned premium in Hagerty Re (+32%) » Contractual quota share2 increased to ~80% in 2023 2023 Highlights

1 Other unusual items primarily includes certain legal settlement expenses (net) recognized in the three months ended and year ended December 31, 2023 and 2022, as well as certain non-restructuring severance expenses recognized in the year ended December 31, 2022. 2 See Appendix for additional information regarding this non-GAAP financial measure. Adjusted EBITDANet Income Adjusted EBITDA IN THOUSANDS Q4 2023 Q4 2022 YTD 2023 YTD 2022 Net income (loss) $9,042 $(32,233) $28,179 $2,403 Interest and other income (7,144) (2,403) (22,821) (2,028) Income tax expense 4,591 2,940 16,593 7,017 Depreciation and amortization 10,916 9,550 45,809 33,887 EBITDA $17,405 $(22,146) $67,760 $41,279 Restructuring, impairment and related charges, net (45) 18,324 8,812 18,324 Change in fair value of warrant liabilities (12,962) (4,030) (11,543) (41,899) Share-based compensation expense 4,860 3,964 17,729 12,129 Losses and impairments related to divestitures (99) — 4,013 — Revaluation gain previously held equity method investment — — — (34,735) Net loss from asset disposals — 1,970 — 1,970 Other unusual items1 554 (118) 1,391 992 Adjusted EBITDA2 $9,713 $(2,036) $88,162 $(1,940)

HAGERTY Q4 2023 | 11 IN THOUSANDS 2023 RESULTS 2024 OUTLOOK ($) 2024 OUTLOOK (%) Total Written Premium $907,175 $1,025,000 - $1,034,000 13% - 14% Total Revenue $1,000,213 $1,150,000 - $1,170,000 15% - 17% Net Income1 $28,179 $61,000 - $70,000 116% - 148% Adjusted EBITDA2 $88,162 $124,000 - $135,000 41% - 53%

QUARTERLY KEY PERFORMANCE INDICATORS

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	TOTAL 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	TOTAL 2023
Total Written Premium *(thousands)*	$154,790	$237,697	$222,136	$162,041	$776,664	$182,850	$275,895	$255,569	$192,861	$907,175
Loss Ratio[1]	41.4%	41.0%	56.4%	41.2%	45.3%	41.3%	42.0%	41.1%	41.5%	41.5%
New Business Count (Insurance)	47,514	74,922	68,561	43,523	234,520	51,762	80,140	69,691	52,793	254,386
Total Revenue *(thousands)*	$167,811	$206,017	$216,757	$197,003	$787,588	$218,352	$261,244	$275,574	$245,043	$1,000,213
Operating Income (Loss) *(thousands)*	$(13,004)	$2,387	$(21,223)	$(35,726)	$(67,566)	$(16,489)	$17,253	$16,117	$(6,473)	$10,408
Net Income (Loss) *(thousands)*	$15,866	$(5,543)	$24,313	$(32,233)	$2,403	$(15,025)	$15,539	$18,623	$9,042	$28,179
Basic Earnings (Loss) per Share	$0.33	($0.07)	$0.18	($0.06)	$0.39	($0.03)	$0.03	$0.04	$0.14	$0.19
Diluted Earnings (Loss) per Share	($0.01)	($0.07)	$0.07	($0.06)	$(0.07)	($0.03)	$0.03	$0.04	$0.03	$0.09
Adjusted EBITDA[3] *(thousands)*	$(5,959)	$16,065	$(10,010)	$(2,036)	$(1,940)	$6,705	$34,367	$37,377	$9,713	$88,162
Adjusted Earnings (Loss) per Share[3]	$0.04	$(0.02)	$(0.06)	$(0.10)	$(0.20)	$(0.04)	$0.05	$0.05	$(0.01)	$0.04
Policies in Force[2]	1,263,917	1,292,138	1,310,646	1,315,977	1,315,977	1,335,008	1,365,718	1,387,429	1,401,037	1,401,037
Policies in Force Retention[2]	88.9%	88.2%	88.0%	88.0%	88.0%	87.9%	88.0%	88.2%	88.7%	88.7%
Vehicles in Force[2]	2,121,782	2,174,763	2,215,112	2,234,461	2,234,461	2,275,387	2,319,953	2,356,603	2,378,883	2,378,883
HDC Paid Member Count[2]	727,010	742,825	749,740	752,754	752,754	767,872	791,895	806,832	815,007	815,007
Net Promoter Score[2]	82	82	82	83	83	83	83	83	82	82

[1] Hagerty's full year 2022 loss ratio of 45.3% includes the $10.0 million impact from Hurricane Ian (2.5%) and increased U.S. reserves of $6.5 million (1.6%).

[2] Metrics measured as of the end of the period.

[3] See Appendix for additional information regarding these non-GAAP financial measures.

HAGERTY Q4 2023 | 13

PROVEN TRACK RECORD OF PROFITABLE LONG-TERM GROWTH



Hagerty U.S. Auto Premium Growth vs. Industry Top 100
Hagerty U.S. Auto - CAGR 13.7%
Industry Top 100 - CAGR 4.5%
Total Percentage Growth
500%
400%
300%
200%
100%
0%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023



Hagerty U.S. Auto Loss Performance vs. Industry Top 100
Hagerty Loss Ratio - average = 38.3%
Industry Loss Ratio - average = 67.5%
Total Loss Performance
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

[1]Hagerty's full year 2022 loss ratio of 45.3% includes the $10.0 million impact from Hurricane Ian (2.5%) as well as the increased U.S. liability reserves of $6.5 million (1.6%). Recently implemented rate changes expected to drive 2023 loss ratios in line with historical results.

HAGERTY Q4 2023 | 14

Source: Hagerty Internal Data, S&P Global Market Intelligence (2022).

Total U.S. Auto Written Premium U.S. Auto Written Premium Annual Growth

Total Revenue 5 YEAR AVERAGE Operating Income 5 YEAR AVERAGE $ IN THOUSANDS Q1 Q2 Q3 Q4 Total 2019 78,479 109,722 111,472 97,601 397,274 2020 106,859 135,462 135,781 121,446 499,548 2021 129,200 167,409 168,086 154,384 619,079 2022 167,811 206,017 216,757 197,003 787,588 2023 218,352 261,244 275,574 245,043 1,000,213 5 Year Average Total Revenue % 21% 27% 27% 25% 100% $ IN THOUSANDS Q1 Q2 Q3 Q4 Total 2019 (5,808) 13,247 9,258 (6,149) 10,548 2020 (4,171) 17,441 12,650 (10,074) 15,846 2021 (5,096) 14,274 1,758 (21,006) (10,070) 2022 (13,004) 2,387 (21,223) (35,726) (67,566) 2023 (16,489) 17,253 16,117 (6,473) 10,408 5 Year Average Operating Income % (34)% 51% 67% 15% 100% (34%) 51% 67% 15% 70% 80% 60% 50% 40% 30% 20% 10% 0 (10%) (20%) (30%) (40%) (50%) Geographic footprint of our North American book creates seasonal differences by quarter for revenue and operating income

1 Includes base commissions, payment plan fees and contingent underwriting commissions. Earned premium in Hagerty ReCommission + fee revenue1 Membership, marketplace + other revenue $ IN MILLIONS

RECONCILIATION OF NON-GAAP METRICS

Net Income to Adjusted EBITDA

IN THOUSANDS	Q4 2023	Q4 2022	FY 2023	FY 2022
Net income	**$9,042**	**$(32,233)**	**$28,179**	**$2,403**
Interest and other income	(7,144)	(2,403)	(22,821)	(2,028)
Income tax expense	4,591	2,940	16,593	7,017
Depreciation and amortization	10,916	9,550	45,809	33,887
EBITDA	**$17,405**	**$(22,146)**	**$67,760**	**$41,279**
Restructuring, impairment and related charges, net	(45)	18,324	8,812	18,324
Change in fair value of warrant liabilities	(12,962)	(4,030)	(11,543)	(41,899)
Share-based compensation expense	4,860	3,964	17,729	12,129
Losses and impairments related to divestitures	(99)	—	4,013	—
Revaluation gain previously held equity method investment	—	—	—	(34,735)
Net loss from asset disposals	—	1,970	—	1,970
Other unusual items[1]	554	(118)	1,391	992
Adjusted EBITDA	**$9,713**	**$(2,036)**	**$88,162**	**$(1,940)**

[1] Other unusual items primarily includes certain legal settlement expenses (net) recognized in the three months ended and year ended December 31, 2023 and 2022, as well as certain non-restructuring severance expenses recognized in the year ended December 31, 2022.

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income excluding interest and other income (expense), income tax expense, and depreciation and amortization, adjusted to exclude (i) changes in the fair value of our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges, net; (iv) the net gain or loss from asset disposals; (v) losses and impairments related to divestitures; (vi) the revaluation gain on a previously held equity method investment; and (vii) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of the Company's performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to net income (loss), which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance. Hagerty's definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

HAGERTY Q4 2023 | 20

RECONCILIATION OF NON-GAAP METRICS

Basic Earnings Per Share to Adjusted Earnings (Loss) Per Share

IN THOUSANDS (EXCEPT PER SHARE AMOUNTS)	Q4 2023	Q4 2022	FY 2023	FY 2022
Numerator:				
Net income available to Class A Common Stockholders[1]	$11,786	$(4,607)	$15,881	$32,078
Undistributed earnings allocated to Series A Convertible Preferred Stock	946	—	673	—
Accretion of Series A Convertible Preferred Stock	1,839	—	3,677	—
Net income (loss) attributable to non-controlling interest	(5,529)	(27,626)	7,948	(29,675)
Consolidated net income	9,042	(32,233)	28,179	2,403
Change in fair value of warrant liabilities	(12,962)	(4,030)	(11,543)	(41,899)
Revaluation gain on previously held equity method investment	—	—	—	(34,735)
Adjusted consolidated net income (loss)[2]	$(3,920)	$(36,263)	$16,636	$(74,231)
Denominator:				
Weighted-average shares of Class A Common Stock Outstanding - basic[1]	84,588	83,203	84,180	82,728
Total potentially dilutive shares outstanding:				
Conversion of non-controlling interest units of The Hagerty Group to Class A Common Stock	255,499	255,758	255,499	255,758
Conversion of Series A Convertible Preferred Stock to Class A Common Stock	6,785	—	6,785	—
Total unissued share-based compensation awards	8,385	6,902	8,385	6,902
Total warrants outstanding	19,484	19,484	19,484	19,484
Potentially dilutive shares outstanding	290,153	282,144	290,153	282,144
Fully dilutive shares outstanding[2]	374,741	365,347	374,333	364,872
Basic Earnings per Share[1]	$0.14	$(0.06)	$0.19	$0.39
Adjusted Earnings (Loss) per Share[2]	$(0.01)	$(0.10)	$0.04	$(0.20)

[1] Numerator and Denominator of the GAAP measure Basic EPS

[2] Numerator and Denominator of the non-GAAP measure Adjusted EPS

Adjusted EPS

We define Adjusted Earnings (Loss) Per Share ("Adjusted EPS") as consolidated Net income (loss), less the change in fair value of our warrants divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted-average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of The Hagerty Group; (iii) all unexercised warrants; (iv) all unissued share-based compensation awards; and (v) all issued and outstanding shares of the Series A Convertible Preferred Stock.

In the third quarter of 2022, we began removing (i) the change in fair value of our warrants and (ii) the revaluation gain on previously held equity method investment from consolidated Net income (loss) for purposes of calculating Adjusted EPS. For comparability, references to prior period non-GAAP measures have been updated to show the effect of removing the change in the fair value of our warrants from Adjusted EPS. We believe this updated presentation of Adjusted EPS enhances investors' understanding of our financial performance from activities occurring in the ordinary course of our business..

The most directly comparable GAAP measure is basic earnings per share ("Basic EPS"), which is calculated as Net income (loss) available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

HAGERTY Q4 2023 | 21

Adjusted EBITDA By providing this non-GAAP financial measure, together with a reconciliation to net income (loss), which is the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance. Hagerty's definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. IN THOUSANDS 2024 Low 2024 High Net Income $61,000 $70,000 Interest and Other (Income) Expense (18,000) (18,000) Income Tax (Benefit) Expense 17,250 19,250 Depreciation and Amortization 46,000 46,000 Restructuring, Impairment and Related Charges, Net — — Change in Fair Value of Warrant Liabilities — — Share-based Compensation Expense 17,750 17,750 Adjusted EBITDA $124,000 $135,000 We present Adjusted EBITDA because we consider it to be an important supplemental measure of the Company's performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We define Adjusted EBITDA as consolidated Net income excluding interest and other income (expense), income tax expense, and depreciation and amortization, adjusted to exclude (i) changes in the fair value of our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges, net; (iv) the net gain or loss from asset disposals; (v) losses and impairments related to divestitures; (vi) the revaluation gain on a previously held equity method investment; and (vii) certain other unusual items.